Exhibit 10.3

FORM OF AMENDMENT

TO

CHANGE IN CONTROL AGREEMENT

This Amendment to Change in Control Agreement is made and entered into as of _______, 2011, by and between Citrix Systems, Inc. (the “Company”) and _____________ (the “Executive”).

WHEREAS, the Company and the Executive have previously entered into a Change in Control Agreement and, as the case may be, amendments to a Change in Control Agreement (collectively, the “Agreement”); and

WHEREAS, the Company and the Executive wish to amend the Agreement in the manner set forth herein.

NOW THEREFORE, the Company and the Executive hereby amend the Agreement, effective as of the date first above written, as follows:

(a) [For all Executives, other than CEO: Section 3(a) of the Agreement is hereby amended by deleting the first sentence of said section in its entirety and substituting therefor the following:

“Termination by the Company of the employment of the Executive with the Company for any reason other than for Cause, Disability or death.”]

(b) Section 4(e) of the Agreement is hereby amended by adding the following proviso to the end of the first sentence thereof:

“provided further that, notwithstanding the foregoing, this Agreement shall not apply to any equity award to the Executive under a Long Term Incentive Agreement except to the extent expressly set forth therein and that, upon a Terminating Event, each such award shall be treated in the manner set forth in the Long Term Incentive Agreement governing such award.”

(c) Section 5(a)(ii) of the Agreement is hereby amended by adding the following to the end of said section:

“In such event, the Severance Payments shall be reduced in the following order: (1) cash payments not subject to Section 409A of the Code; (2) cash payments subject to Section 409A of the Code; (3) equity-based payments and acceleration; and (4) non-cash forms of benefits. To the extent any payment is to be made over time, then the payments shall be reduced in reverse chronological order.”

(d) Section 7 of the Agreement is hereby amended by deleting clause [CEO Alternative: (c)] [Non-CEO Alternative: (d)] in its entirety and substituting therefor the following:

“[(c)] [(d)] the date which is 18 months and one day after a Change in Control if the Executive is still employed by the Company”]

(e) Section 20(c) of the Agreement is hereby amended by adding to the beginning of said section the following sentence:

“To the extent that any payment or benefit described in this Agreement constitutes “non-qualified deferred compensation” under Section 409A of the Code, and to the extent that such payment or benefit is payable upon the Executive’s termination of employment, then such payments or benefits shall be payable only upon the Executive’s ‘separation from service.’”

Except as amended herein, the Agreement is confirmed in all other respects.

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